Exhibit 99.1

For Immediate Release

Investor Contact:	Melissa Rose
877-645-6464

Media Contact:	Erin Somers
410-953-2405

MAGELLAN HEALTH SERVICES REPORTS

SECOND QUARTER 2005 FINANCIAL RESULTS

Reaffirms 2005 Segment Profit Guidance of $220 Million to $240 Million

FARMINGTON, Conn. – July 28, 2005 – Magellan Health Services, Inc. (Nasdaq:MGLN) today reported operating results for the second quarter of fiscal year 2005.  The Company also reaffirmed its guidance of $220 million to $240 million in segment profit for 2005.

Financial Results

For the quarter ended June 30, 2005, the Company reported net revenue of $464.5 million and net income of $22.7 million, or $.62 per diluted common share.  For the prior year quarter, net revenue was $452.1 million and net income was $28.4 million, or $.78 per diluted common share.  Segment profit (net revenue less cost of care, and direct service costs and other operating expenses plus equity in earnings of unconsolidated subsidiaries) for the current year quarter was $58.9 million, compared with $60.1 million in the prior year.

For the six months ended June 30, 2005, the Company reported net revenue of $917.3 million and net income of $46.3 million, or $1.26 per diluted common share.  For the prior year period, the Company reported net revenue of $892.3 million and net income of $41.4 million, or $1.15 per diluted common share.  Segment profit for the first six months of 2005 was $120.2 million versus $108.2 million for the prior year period.

See the attached tables detailing the Company’s operating results, including results by segment.

The Company ended the quarter with unrestricted cash and investments of $443.7 million.  Cash flow from operations for the six months ended June 30, 2005 was $90.3 million compared with $30.3 million for the prior year period.  Cash flow from operations for the prior year six-month period included payments of $64.9 million for liabilities related to the Company’s Chapter 11 proceedings.  The Company has not drawn on its $50.0 million revolving credit facility.

“As expected, Magellan turned in another strong financial performance in the second quarter,” said Steven J. Shulman, chairman and chief executive officer.  “Results for the quarter and the first six months of the year reflect our continued rigorous management of administrative expenses coupled with conscientious management of care.  We expect consistent positive effects from these efforts and therefore remain comfortable with our guidance of $220 million to $240 million in segment profit for 2005.

“We also are very pleased to announce that, in addition to the two-year extension of our Anthem/WellPoint contract that we signed during the quarter, we have recently been notified that our agreements with the State of

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Tennessee to manage behavioral health care for the TennCare program have been extended through June 30, 2006,” Shulman said.  “In addition, our continued pursuit of new business opportunities has produced new sales of approximately $60 million of annualized revenue, of which we expect approximately $40 million to impact revenue in 2006.  Included in this new business is an estimate for revenue related to subcontracts with companies that have been awarded Medicaid contracts.  At this time, we are negotiating subcontract terms with these companies and they are negotiating contract terms with the states.

“I am also pleased with the early results related to our new product offerings.  Our ongoing marketing and sales effort is generating increasing marketplace interest and has resulted in numerous discussions with prospective customers.  Overall, our new business pipeline remains robust and we are in various stages of pursuing these opportunities,” Shulman concluded.

Commenting on the Company’s cash flow, Mark S. Demilio, chief financial officer, noted, “Again this quarter Magellan generated excellent cash flow and our unrestricted cash and investments now exceed our debt by over $77 million.  This cash position affords a number of opportunities to further the Company’s strategic objectives.  We continue to carefully consider acquisitions designed to further strengthen our position in our core behavioral market or enhance our ability to offer new products, including disease management. We also are exploring alternative uses of cash such as repaying our senior notes or effecting a share repurchase.”

Earnings Results Conference Call

A conference call will be held to discuss the earnings at 1:00 p.m. Eastern time on Thursday, July 28.  To participate in the call, interested parties should call 1-888-390-4698 and reference the passcode Second Quarter Earnings and conference leader Steve Shulman approximately 15 minutes before the start of the call.

The conference call also will be available via a live Webcast at Magellan’s investor relations page at www.MagellanHealth.com.

A taped replay of the conference call will be available from approximately 3:00 p.m. Eastern time on Thursday, July 28, until 5:00 p.m. on Thursday, August 4.  The call-in numbers for the replay are 1-888-567-0387 and 1-402-998-1761 (from outside the U.S.).

Those who plan to listen to the call and/or Webcast are encouraged to read Magellan’s Annual Report on Form 10-K for the year ended December 31, 2004, filed with the Securities and Exchange Commission on March 3, 2005, and Form 10-Q for the quarter ended March 31, 2005, filed with the Securities and Exchange Commission on April 28, 2005, including the sections entitled ‘Cautionary Statements,’ and the section entitled ‘Risk Factors’ in the prospectus and prospectus supplement filed with the Securities and Exchange Commission in connection with the May 2005 secondary offering of Magellan common stock by certain shareholders.  In addition, listeners are encouraged to read all other 2004 and 2005 reports filed with the Securities and Exchange Commission for material information regarding Magellan’s operational and financial results.

About Magellan:  Headquartered in Farmington, Conn., Magellan Health Services, Inc. (Nasdaq:MGLN) is the country’s leading behavioral health disease management organization.  Its customers include health plans, corporations and government agencies.

Safe Harbor Statement:  Certain of the statements made in this press release including, without limitation, statements regarding estimates of future financial performance, including revenue, segment profit and earnings

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per share, sales, product development, expectations concerning future investment and growth, execution of the Company’s business strategy, results of operations, potential future uses of cash, impact of contract terminations, impact of new business and other matters constitute forward-looking statements contemplated under the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on management’s current expectations and are subject to known and unknown uncertainties and risks which could cause actual results to differ materially from those contemplated or implied by such forward-looking statements including election of certain of the Company’s health plan customers to manage the behavioral health care services of their members directly; renegotiation of rates paid to and/or by the Company by customers and/or to providers; higher utilization of behavioral health treatment services by members; delays, higher costs or inability to implement the Company’s initiatives; termination or non-renewal of contracts by customers; the impact of new or amended laws or regulations; governmental inquiries and/or litigation; the impact of increased competition on ability to maintain or obtain contracts; the impact of increased competition on rates paid to or by the Company; and other factors.  Any forward-looking statements made in this document are qualified in their entirety by the complete discussion of risks set forth in the section entitled “Cautionary Statements” in Magellan’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission on March 3, 2005 and Form 10-Q for the quarter ended March 31, 2005 filed with the Securities and Exchange Commission on April 28, 2005 and posted on the Company’s Web site, and the section entitled ‘Risk Factors’ in the prospectus and prospectus supplement filed with the Securities and Exchange Commission in connection with the May 2005 secondary offering of Magellan common stock by certain shareholders, also posted on the Company’s Web site.  Segment profit information referred to in this press release may be considered a non-GAAP financial measure, and further information regarding this measure, including the reasons management considers this information useful to investors and a reconciliation to the comparable GAAP measure, is included in Magellan’s Annual Report on Form 10-K for the year ended December 31, 2004.

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MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2005 (1)	2004	2005 (1)

Net revenue	$452,104	$464,544	$892,280	$917,298

Cost and expenses:
Cost of care	301,223	316,921	595,427	621,129
Direct service costs and other operating expenses	92,656	90,201	192,380	178,922
Equity in earnings of unconsolidated subsidiaries	(1,854)	(1,503)	(3,698)	(2,952)
	392,025	405,619	784,109	797,099
Segment profit	60,079	58,925	108,171	120,199

Depreciation and amortization	10,517	13,573	20,766	24,791
Interest expense	9,056	8,611	18,390	17,250
Interest income	(1,052)	(3,899)	(1,833)	(6,932)
Stock compensation expense	2,541	4,419	13,318	8,169
Special charges	626	—	2,534	—

Income from continuing operations before income taxes and minority interest	38,391	36,221	54,996	76,921
Provision for income taxes	9,696	14,882	13,264	31,946
Income from continuing operations before minority interest	28,695	21,339	41,732	44,975
Minority interest, net	240	4	369	72
Income from continuing operations	28,455	21,335	41,363	44,903
Discontinued operations:
Income (loss) from discontinued operations (2)	(31)	1,320	(1)	1,368
	(31)	1,320	(1)	1,368
Net income	28,424	22,655	41,362	46,271
Other comprehensive loss	—	(458)	—	(472)
Comprehensive income	$28,424	$22,197	$41,362	$45,799

Weighted average number of common shares outstanding — basic (3)	35,371	35,567	35,363	35,475
Weighted average number of common shares outstanding — diluted (3)	36,303	36,980	36,054	36,899

Income per common share available to common stockholders — basic:
Income from continuing operations	$0.80	$0.60	$1.17	$1.27
Income from discontinued operations	$—	$0.04	$—	$0.04
Net income	$0.80	$0.64	$1.17	$1.31

Income per common share available to common stockholders — diluted:
Income from continuing operations	$0.78	$0.58	$1.15	$1.22
Income from discontinued operations	$—	$0.04	$—	$0.04
Net income	$0.78	$0.62	$1.15	$1.26

(1)     For a more detailed discussion of Magellan’s results for the three months and six months ended June 30, 2005, refer to the Company’s Quarterly Report on Form 10-Q, which will be filed with the SEC on July 28, 2005, and the live broadcast or taped replay of the Company’s earnings conference call on July 28, 2005, which will be available at www.MagellanHealth.com.

(2)     Net of income tax provision (benefit) of $(8) and $436 for the three months ended June 30, 2004 and 2005, respectively, and $0 and $507 for the six months ended June 30, 2004 and 2005, respectively.

(3)     Weighted average number of common shares outstanding for the three months ended and six months ended June 30, 2004 and 2005 were calculated using outstanding shares of the Company’s Ordinary Common Stock and Multi-Vote Common Stock.

MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

Six Months Ended June 30,
2004	2005

Cash Flows From Operating Activities:
Net income	$41,362	$46,271

Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	20,766	24,791
Equity in earnings of unconsolidated subsidiaries	(3,698)	(2,952)
Non-cash interest expense	799	694
Non-cash stock compensation expense	10,441	8,169
Non-cash income tax expense	—	27,959
Cash flows from changes in assets and liabilities:
Restricted cash	7,352	(46,030)
Accounts receivable, net	(6,140)	12,578
Other assets	18,645	169
Net cash flows related to unconsolidated subsidiaries	1,135	—
Accounts payable and accrued liabilities	(72,712)	(1,946)
Medical claims payable	11,248	19,929
Other liabilities	(19)	153
Minority interest, net of dividends paid	487	123
Other	597	344
Net cash provided by operating activities	30,263	90,252

Cash Flows From Investing Activities:
Capital expenditures	(8,206)	(8,628)
Purchases of investments	—	(224,683)
Maturity of investments	—	173,777
Proceeds from note receivable	—	7,000
Net cash used in investing activities	(8,206)	(52,534)

Cash Flows From Financing Activities:
Proceeds from issuance of new equity, net of issuance costs	147,871	—
Proceeds from issuance of debt, net of issuance costs	92,580	—
Payments on long-term debt	(199,882)	(11,250)
Payments on capital lease obligations	(7,694)	(2,310)
Proceeds from exercise of stock options and warrants	—	12,041
Net cash provided by (used in) financing activities	32,875	(1,519)
Net increase in cash and cash equivalents	54,932	36,199
Cash and cash equivalents at beginning of period	206,948	45,390
Cash and cash equivalents at end of period	$261,880	$81,589	(A)

(A) Cash and cash equivalents as of June 30, 2005 does not include unrestricted investments of $362,084.

MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except membership amounts in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2005	2004	2005

Net revenue
- Health Plan Solutions	$227,186	$233,494	$450,325	$458,396
- Employer Solutions	33,994	31,741	69,263	63,401
- Public Sector Solutions	190,924	199,309	372,692	395,501
Total revenue	452,104	464,544	892,280	917,298

Cost of care
- Health Plan Solutions	120,563	132,142	243,573	253,870
- Employer Solutions	9,820	7,786	20,047	15,646
- Public Sector Solutions	170,840	176,993	331,807	351,613
Total cost of care	301,223	316,921	595,427	621,129

Direct service costs and other operating expenses
- Health Plan Solutions	43,126	42,296	87,498	81,878
- Employer Solutions	16,004	16,430	34,196	32,135
- Public Sector Solutions	10,171	7,614	20,444	15,201
- Corporate & Other	23,355	23,861	50,242	49,708
Total direct services costs and other operating expenses	92,656	90,201	192,380	178,922

Equity in earnings of unconsolidated subsidiaries
- Health Plan Solutions	(1,854)	(1,503)	(3,698)	(2,952)
Total equity in earnings of unconsolidated subsidiaries	(1,854)	(1,503)	(3,698)	(2,952)

Segment profit (loss)
- Health Plan Solutions	65,351	60,559	122,952	125,600
- Employer Solutions	8,170	7,525	15,020	15,620
- Public Sector Solutions	9,913	14,702	20,441	28,687
- Corporate & Other	(23,355)	(23,861)	(50,242)	(49,708)
Total segment profit	$60,079	$58,925	$108,171	$120,199

Membership
- Health Plan Solutions				42.9
- Employer Solutions				13.4
- Public Sector Solutions				2.1
Total membership				58.4